Exhibit 99.1

Neiman Marcus Group LTD LLC Reports First Quarter Results

DALLAS--(BUSINESS WIRE)--November 21, 2017--Neiman Marcus Group LTD LLC today reported that its comparable revenues rose 4.2 percent in the first quarter of fiscal 2018 from the same quarter a year ago – the first increase since the fourth quarter of fiscal 2015 – supported by the Company’s “Digital First” strategy and recent investments in new technologies and marketing tools.

For the quarter ended October 28, 2017, the Company reported total revenues of $1.12 billion, an increase of 3.8 percent compared with total revenues of $1.08 billion from the same quarter a year ago. During the quarter, the Company reported a net loss of $26.2 million compared with a net loss of $23.5 million for the first quarter of fiscal year 2017. Adjusted EBITDA, which is described on page 7 of this release, for the first quarter was $123.5 million compared to Adjusted EBITDA of $122.9 million for the first quarter a year ago.

Conference Call. A live webcast of the earnings conference call can be accessed through the Investor Information section of the Neiman Marcus Group LTD LLC website at www.neimanmarcusgroup.com on Tuesday, November 21, 2017 beginning at 9:00 a.m. Central Standard Time. Following the live broadcast, interested parties may replay the webcast by accessing this website. To access financial information that will be presented during the call, please visit the Investor Information section of the Neiman Marcus Group LTD LLC website at www.neimanmarcusgroup.com.

Non-GAAP Financial Measures. In this press release, the Company's financial results are presented both in accordance with U.S. generally accepted accounting principles (“GAAP”) and using certain non-GAAP financial measures, including Adjusted EBITDA. This non-GAAP financial measure is included to supplement the Company’s financial information presented in accordance with GAAP and because the Company uses such measure to monitor and evaluate the performance of its business and believes the presentation of this measure enhances investors’ ability to analyze trends in the Company’s business and evaluate the Company’s performance relative to other companies in its industry.

For more information regarding the Company’s use of non-GAAP financial measures, including the definition of Adjusted EBITDA, and a reconciliation of such financial measures to net loss, a GAAP measure, see “Non-GAAP Financial Measures” on page 7 of this press release.

Forward-Looking Statements. This press release contains forward-looking statements. In many cases, forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “plan,” “predict,” “expect,” “estimate,” “intend,” “would,” “will,” “could,” “should,” “anticipate,” “believe,” “project” or “continue” or the negative thereof or other similar expressions. The forward-looking statements contained in this press release reflect the Company’s views as of the date of this press release and are based on our expectations and beliefs concerning future events, as well as currently available data as of the date of this press release. While the Company believes there is a reasonable basis for its forward-looking statements, they involve a number of risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results, performance or achievements to differ significantly from those expressed or implied in any forward-looking statement. Therefore, these statements are not guarantees of future events, results, performance or achievements and you should not rely on them. A variety of factors could cause the Company’s actual results to differ materially from the anticipated or expected results expressed in the Company’s forward-looking statements, including those factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. You should keep in mind that the forward-looking statements contained in this press release speak only as of the date of this press release. Except to the extent required by law, the Company undertakes no obligation to update or revise (publicly or otherwise) any forward-looking statements to reflect subsequent events, new information or future circumstances.

NEIMAN MARCUS GROUP LTD LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands)	October 28, 2017	October 29, 2016

ASSETS
Current assets:
Cash and cash equivalents	$41,464	$42,077
Credit card receivables	44,345	42,699
Merchandise inventories	1,342,296	1,325,060
Other current assets	134,341	141,622
Total current assets	1,562,446	1,551,458

Property and equipment, net	1,559,566	1,607,499
Intangible assets, net	2,809,015	3,218,582
Goodwill	1,885,391	2,075,122
Other long-term assets	23,306	13,715
Total assets	$7,839,724	$8,466,376

LIABILITIES AND MEMBER EQUITY
Current liabilities:
Accounts payable	$327,930	$347,287
Accrued liabilities	514,317	485,450
Current portion of long-term debt	29,426	29,426
Total current liabilities	871,673	862,163

Long-term liabilities:
Revolving credit facilities	343,869	355,000
Long-term debt, net of debt issuance costs	4,439,355	4,417,596
Deferred income taxes	1,147,182	1,281,296
Other long-term liabilities	586,086	627,343
Total long-term liabilities	6,516,492	6,681,235

Total member equity	451,559	922,978
Total liabilities and member equity	$7,839,724	$8,466,376

NEIMAN MARCUS GROUP LTD LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Thirteen weeks ended
(in thousands)	October 28, 2017	October 29, 2016

Revenues	$1,120,299	$1,079,107
Cost of goods sold including buying and occupancy costs	722,887	699,895
Selling, general and administrative expenses	295,280	276,596
Income from credit card program	(11,864)	(13,668)
Depreciation expense	55,228	56,884
Amortization of intangible assets	12,164	13,623
Amortization of favorable lease commitments	12,785	13,654
Other expenses	2,840	6,818

Operating earnings	30,979	25,305

Interest expense, net	76,098	72,083

Loss before income taxes	(45,119)	(46,778)

Income tax benefit	(18,902)	(23,265)

Net loss	$(26,217)	$(23,513)

NEIMAN MARCUS GROUP LTD LLC
OTHER OPERATING DATA
(UNAUDITED)

OTHER DATA:

	Thirteen weeks ended
(in millions)	October 28, 2017	October 29, 2016

Capital expenditures	$24.7	$66.2

Rent expense	$28.3	$28.2

Adjusted EBITDA	$123.5	$122.9

NEIMAN MARCUS GROUP LTD LLC
NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

To supplement the Company’s financial information presented in accordance with GAAP, it uses Adjusted EBITDA to monitor and evaluate the performance of its business and believes the presentation of this measure enhances investors’ ability to analyze trends in its business and evaluate its performance relative to other companies in its industry. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, further adjusted to eliminate the effects of items management does not believe are representative of the Company’s ongoing performance. This financial metric is not a presentation made in accordance with GAAP.

Adjusted EBITDA should not be considered as an alternative to operating earnings or net loss as a measure of operating performance. In addition, Adjusted EBITDA is not presented as and should not be considered as an alternative to cash flows as a measure of liquidity. Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP.

These limitations include the fact that Adjusted EBITDA: (i) excludes certain tax payments that may represent a reduction in cash available to the Company; (ii) excludes certain adjustments for purchase accounting; (iii) does not reflect changes in, or cash requirements for, the Company’s working capital needs, capital expenditures or contractual commitments; (iv) does not reflect the Company’s significant interest expense; and (v) does not reflect the cash requirements necessary to service interest or principal payments on the Company’s debt. Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements. In addition, other companies in the Company’s industry may calculate Adjusted EBITDA differently than it does, limiting its usefulness as a comparative measure.

In calculating these financial measures, the Company makes certain adjustments that are based on assumptions and estimates that may prove inaccurate. In addition, in the future the Company may incur expenses similar to those eliminated in this presentation. The following table reconciles net loss as reflected in the Company’s condensed consolidated statements of operations prepared in accordance with GAAP to Adjusted EBITDA (figures may not sum due to rounding):

	Thirteen weeks ended
(in millions)	October 28, 2017	October 29, 2016

Net loss	$(26.2)	$(23.5)
Income tax benefit	(18.9)	(23.3)
Interest expense, net	76.1	72.1
Depreciation expense	55.2	56.9
Amortization of intangible assets and
favorable lease commitments	24.9	27.3
EBITDA	$111.2	$109.5

Non-cash stock compensation and other
long-term cash incentives	6.5	1.4
Incremental rent expense related to purchase
accounting adjustments	2.3	2.5
Expenses related to store closures	1.3	-
Expenses related to cyber-attack, net of
insurance recoveries	1.1	-
Expenses incurred in connection with openings
of new stores / remodels of existing stores	0.8	2.7
Expenses incurred in connection with strategic
initiatives	0.4	6.6
MyTheresa acquisition costs (benefits)	-	(0.6)
Other expenses	-	0.9
Adjusted EBITDA	$123.5	$122.9

CONTACT:
Neiman Marcus Group LTD LLC
Mark Anderson, 214-757-2934
Director – Finance and
Investor Relations